UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2022

ContextLogic Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39775	27-2930953
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Sansome Street 33rd Floor

San Francisco, CA 94104

(Address of principal executive offices, including zip code)

(415) 432-7323

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	WISH	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2022, the Board of Directors (the “Board”) of ContextLogic Inc. (the “Company”) announced that Vijay Talwar had been terminated from his position as Chief Executive Officer of the Company, with such termination effective September 8, 2022 (the “Effective Date”). In connection with Mr. Talwar’s termination, Mr. Talwar resigned from his position as a member of the Board. Mr. Talwar is entitled to certain benefits set forth in the Executive Severance and Change in Control Agreement he previously entered into with the Company and as previously disclosed by the Company, subject to him executing a customary release of claims. These benefits include a lump sum cash payment equal to eighteen (18) months of Mr. Talwar’s base salary, an additional lump sum cash payment equal to eighteen (18) months of his benefits premiums, an additional lump sum cash payment equal to the remaining unpaid installments of Mr. Talwar’s signing bonus, and twelve (12) months of vesting acceleration of his equity awards. Mr. Talwar’s resignation is not the result of any disagreement with the Company on any matter related to its operations, policies or practices.

On September 8, 2022, the Company also announced the appointment of Jun Yan as Interim Chief Executive Officer and Principal Executive Officer (together, “Interim CEO”), effective as of the Effective Date. The Company intends to undertake an executive search for a permanent CEO.

Jun Yan is an experienced executive with experience in developing and executing growth strategies. Mr. Yan has been an operating partner of GGV Capital, a global venture capital firm, since April 2022, where he has supported portfolio companies in the consumer internet, ecommerce, and other sectors. Mr. Yan was previously managing director and head of greater China at Stripe from November 2020 to March 2022 where he developed the go-to-market strategy and led efforts to implement the operating plan. Prior to his time at Stripe, Mr. Yan was Wish’s Vice President from August 2020 until November 2020. He previously was head of strategic partnerships at Google China from October 2017 to February 2019. Mr. Yan has also served as vice president at VIP.com, as a managing director at Fosun Group, and as a director in Alibaba Group. Prior to Alibaba, Mr. Yan brought 11 years of experience in the areas of ecommerce operation, business development, and sales and marketing. Earlier in his career, Mr. Yan served as a head of global selling at Amazon China. From September 2018 until June 2022, Mr. Yan served as an independent director at Rise Education Group, a leading service provider in China’s junior after-school English teaching and tutoring services. Mr. Yan holds an E.M.B.A from China Europe International Business School, an M.B.A. from Peking University, and a bachelor’s degree in Economics from University of Science and Technology Beijing.

In connection with Mr. Yan’s appointment and pursuant to the terms of an offer letter entered into with Mr. Yan (the “Offer Letter”) and approved by the Board, Mr. Yan will receive a base salary of $550,000 per year. Mr. Yan’s Offer Letter also provides for a relocation bonus of $200,000, which will be paid within ten (10) business days of his commencement of employment.

Pursuant to the terms of the Offer Letter, the Board will award Mr. Yan restricted stock units (“RSUs”) for the number of shares of the Company’s Class A Common Stock (“Common Stock”) equal to $3,000,000 divided by the average closing price of a share of the Company’s Common Stock as reported on Nasdaq during the full calendar month prior to his commencement of employment, rounded down to the nearest whole share. The RSUs will vest over time based on Mr. Yan’s continuous service, with 50% of the RSUs vesting on the first Company Vesting Date following the completion of six months of continuous service and 50% of the RSUs vesting on the first Company Vesting Date following the completion of 12 months of continuous service. A “Company Vesting Date” means February 15, May 15, August 15, or November 15. Additionally, the Committee will award Mr. Yan an option to purchase the number of shares of the Company’s Common Stock equal to $3,000,000 divided by the average closing price of a share of the Company’s Common Stock as reported on Nasdaq during the full calendar month prior to his commencement of employment, rounded down to the nearest whole share (the “Option”). The exercise price per share of the Option will be equal to the fair market value of the Company’s Common Stock on the date of the grant. The Option will vest and become exercisable over time based on Mr. Yan’s continuous service, with 50% of the shares subject to the Option vesting on the six month anniversary of Mr. Yan’s commencement of employment and 50% of the shares subject to the Option vesting on the 12 month anniversary of Mr. Yan’s commencement of employment, subject to Mr. Yan’s continuous service through each such vesting date. If he is terminated from his position as Interim CEO within six months from his commencement of employment, 50% of both of his RSUs and the shares subject to his Option shall vest. The Company intends to grant Mr. Yan’s equity awards as “inducement grants” under the Company’s 2022 New Employee Equity Incentive Plan.

In addition, Mr. Yan entered into an indemnification agreement with the Company in substantially the form entered into with other officers of the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on November 20, 2020)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 12, 2022

ContextLogic Inc.

By:	/s/ Vivian Liu
Vivian Liu
Chief Financial Officer Principal Financial Officer